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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 27, 2013 with respect to the consolidated financial statements included in the Annual Report of Broadwind Energy, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference in the Registration Statement of Broadwind Energy, Inc. on Form S-3 (File Nos. 333-176066 and 333-159487) and Form S-8 (File Nos. 333-160039, 333-181168, 333-181170 and 333-181901).

/s/ GRANT THORNTON LLP

Grant Thornton LLP
Chicago, IL
February 27, 2013

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM